UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 16, 2006
EPIX Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-21863	04-3030815

(Commission File Number)	(IRS Employer Identification No.)
4 Maguire Road, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)          (Zip Code)
(781) 372-3260

(Registrant’s Telephone Number, Including Area Code)
161 First Street, Cambridge, Massachusetts 02142

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
SIGNATURES

EXPLANATORY NOTE
     The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed by the Registrant on August 16, 2006, by amending and restating Item 2.01 thereof solely to correct two typographical errors relating to the exchange ratio and the number of shares of the Registrant outstanding immediately following the consummation of the Merger and the effectiveness of the reverse stock split described therein. As amended, “.826698” has been replaced with “.826702” and “15,530,757” has been replaced with “29,152,220”. All other Items contained in the Current Report on Form 8-K filed on August 16, 2006 remain unchanged.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On August 16, 2006, EPIX Pharmaceuticals, Inc. (“EPIX”) completed its acquisition of Predix Pharmaceuticals Holdings, Inc. (“Predix”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of April 3, 2006, by and among EPIX, EPIX Delaware, Inc., a wholly-owned subsidiary of EPIX, and Predix, as amended (the “Merger Agreement”). The EPIX and Predix Boards of Directors approved the transaction on April 2, 2006 and the stockholders of EPIX and Predix approved the transaction on August 15, 2006. Pursuant to the Merger Agreement, Predix merged with and into EPIX Delaware, Inc. and became a wholly-owned subsidiary of EPIX (the “Merger”). Predix will operate under the name of EPIX Delaware, Inc. In addition, in connection with the Merger, EPIX effected a 1-for-1.5 reverse stock split of its Common Stock outstanding immediately prior to the effectiveness of the reverse stock split. See Item 3.03 of this Current Report on Form 8-K for a description of the reverse stock split.
     Following the consummation of the Merger and the effectiveness of the reverse stock split, each share of Predix’s common stock (on an as-converted to common stock basis) outstanding before the Merger was converted into the right to receive .826702 fully paid and non-assessable shares of EPIX Common Stock. All outstanding options under Predix’s stock plans and warrants to purchase Predix capital stock were assumed by EPIX. Following the consummation of the Merger and the effectiveness of the reverse stock split, EPIX has approximately 29,152,220 shares outstanding.
     In addition, the Predix stockholders, option holders and warrant holders are entitled to receive an additional milestone payment of $35 million. Pursuant to the terms of the Merger Agreement, the non-Predix members of the EPIX Board of Directors have determined to pay $20 million of the milestone payment in cash on October 29, 2006. The remaining $15 million of the milestone payment will be paid in shares of EPIX Common Stock on October 29, 2007, except to the extent that such shares would exceed 49.99% of EPIX’s outstanding shares immediately after such milestone payment when combined with all shares of EPIX Common Stock issued in the Merger and issuable upon exercise of all Predix options and warrants assumed in the Merger.
     The issuance of shares of EPIX Common Stock to the former stockholders of Predix was registered with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Registration No. 333-133513) (the “Registration Statement”), which the Joint Proxy Statement/Prospectus, dated July 18, 2006, furnished to the stockholders of EPIX and Predix entitled to vote on the Merger forms a part (the “Proxy Statement”). Please see the information set forth in the sections of the Proxy Statement entitled “The Merger — Interests of EPIX’s Directors and Management” and “The Merger — Interests of Predix’s Directors and Management” for a description of the relationships between and among EPIX, Predix and their respective directors and members of management. For additional information about the Merger, reference is made to the Registration Statement, including the Proxy Statement, and Supplement No. 1, dated July 31, 2006, to the Proxy Statement filed with the SEC on Schedule 14A (the “Supplement”). The Registration Statement, including the Proxy Statement, and the Supplement are incorporated by reference into this Item 2.01 and are available on the SEC’s website at http://www.sec.gov.

     The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.01. The Press Release announcing the closing of the Merger and the reverse stock split is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.01.
     The information set forth under Item 3.03 and Item 5.02 is hereby incorporated by reference into this Item 2.01.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Pharmaceuticals, Inc. (Registrant)
Date: August 17, 2006	By:	/s/ Andrew C.G. Uprichard
		Name:	Andrew C.G. Uprichard
		Title:	President